UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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NovaStar Financial, Inc.

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NOVASTAR FINANCIAL, INC.

8140 Ward Parkway, Suite 300

Kansas City, MO 64114

(816) 237-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of NovaStar Financial, Inc., a Maryland corporation, to be held on Friday, May 4, 2007 at 11:30 a.m., Central Time, at the Sheraton Overland Park Hotel, 6100 College Boulevard, Overland Park, Kansas 66211, for the following purposes:

1.	The election of two Class II directors to serve until the annual meeting of stockholders to be held in 2010 and until their successors are elected and qualify;

2.	The approval of a charter amendment to increase the authorized shares of capital stock;

3.	The ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2007; and

4.	The transaction of such other business as may properly come before the annual meeting and any postponement or adjournment thereof.

A proxy statement describing the matters to be considered at the annual meeting is attached to this notice. The Board of Directors has fixed the close of business on March 9, 2007 as the record date for determination of stockholders entitled to notice of, and to vote at, the annual meeting and any postponement or adjournment thereof.

By Order of the Board of Directors

SCOTT F. HARTMAN
Chairman of the Board and
Chief Executive Officer

Kansas City, Missouri

April [    ], 2007

YOUR VOTE IS IMPORTANT

PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN

YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR AUTHORIZE A PROXY TO VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET AS INSTRUCTED ON THE PROXY CARD. YOUR VOTE IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.

NOVASTAR FINANCIAL, INC.

8140 Ward Parkway, Suite 300

Kansas City, MO 64114

(816) 237-7000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 4, 2007

To Our Stockholders:

The Board of Directors of NovaStar Financial, Inc., a Maryland corporation (“NovaStar Financial” or the “Company”), is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of stockholders to be held on May 4, 2007 at 11:30 a.m., Central Time, at the Sheraton Overland Park Hotel, 6100 College Boulevard, Overland Park, Kansas 66211. This proxy statement, the accompanying proxy card and the notice of annual meeting are being provided to stockholders beginning on or about April [    ], 2007.

GENERAL INFORMATION

Record Date and Voting Rights

Holders of shares of NovaStar Financial’s common stock, par value $0.01 per share, at the close of business on March 9, 2007, the record date, are entitled to notice of, and to vote at, the annual meeting. On that date, 37,436,884 shares of common stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

Voting of Proxies

If you are not planning on attending the Annual Meeting to vote your shares in person, your shares of common stock cannot be voted until either a signed proxy card is returned to the Company or voting instructions are submitted by using the Internet or by calling a specifically designated telephone number. Specific instructions for stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card.

Shares of common stock represented by properly executed proxies received in time for the annual meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on the proxy, shares will be voted FOR the election of the nominees named in this proxy statement as directors, FOR the approval of a charter amendment to increase the authorized shares of capital stock and FOR the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2007.

The management and the Board of Directors know of no matters to be brought before the annual meeting other than as set forth herein. To date, NovaStar Financial has not received any stockholder proposals. If any other matter of which the management and Board of Directors are not now aware is properly presented to the stockholders for action, it is the intention of the proxy holders to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

Revocability of Proxy

The giving of the enclosed proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Corporate Secretary that the proxy is revoked, by presenting a later-dated proxy, or by attending the annual meeting and voting in person.

Solicitation of Proxies

The costs of this solicitation by the Board of Directors will be borne by the Company. Proxy solicitations will be made by mail and also may be made by personal interview, telephone, facsimile transmission and telegram. Banks, brokerage house nominees and other fiduciaries are requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies. NovaStar Financial will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. NovaStar Financial may engage an outside firm to solicit votes. If such a firm is engaged subsequent to the date of this proxy statement, the cost is estimated to be less than $10,000, plus reasonable out-of-pocket expenses.

Broker Non-Votes

If the shares you own are held in “street name” by a bank, brokerage firm or other nominee, your nominee, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your nominee provides you. If you do not give instructions to your nominee, it will still be able to vote your shares with respect to “discretionary” items, including the election of directors and the ratification of the independent registered accounting firm. However, your nominee will not be allowed to vote your shares with respect to “non-discretionary” items. When a nominee does not vote on such “non-discretionary” items because instructions are not received, it is referred to as a “broker non-vote.”

Votes Required for Approval of Proposals

The presence, in person or by proxy, of stockholders representing 50% or more of the issued and outstanding stock entitled to vote constitutes a quorum for the transaction of business at the annual meeting. Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

Proposal 1: The vote of a plurality of all of the votes cast at the annual meeting (at which a quorum is present) is required for the election of a director. For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

Proposal 2: The affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast at the annual meeting (at which a quorum is present) is required for approval of the charter amendment and broker non-votes to increase the authorized shares of capital stock. For purposes of the vote on the charter amendment, abstentions and broker non-votes will have the same effect as a vote cast against this proposal.

Proposal 3: The affirmative vote of a majority of the votes cast at the annual meeting (at which a quorum is present) is required for ratification of the independent registered public accounting firm. For purposes of the vote on the ratification of the independent registered public accounting firm, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

Voting by Shares Held in the 401(k) Plan

If you participate in the NovaStar Financial, Inc. 401(k) plan and your account has investments in shares of the Company’s common stock, you must provide voting instructions to the plan trustee (either via the proxy card or by Internet or telephone) no later than 11:59 P.M. Eastern Time May 3, 2007 in order for your shares to be voted as you instruct. If no voting instructions are received by the plan trustee, your 401(k) shares will be voted for the Board’s recommendations. Your voting instructions will be held in strict confidence.

“Householding” of Proxy Materials

In December of 2000, the Securities and Exchange Commission adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process is commonly referred to as “householding.”

A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report or Proxy Statement, we will promptly deliver it to you if you request it by writing to: NovaStar Financial, Inc., Investor Relations, 8140 Ward Parkway, Suite 300, Kansas City, MO 64114. If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report or Proxy Statement in the future, you may telephone toll-free 1-800-542-1061 or write to ADP, Attention Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Annual Report

The 2006 annual report including financial statements for the year ended December 31, 2006, which is being mailed to stockholders together with the proxy statement, contains financial and other information about the activities of NovaStar Financial, but is not incorporated into this proxy statement and is not to be considered a part of these proxy-soliciting materials.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, designated Class I, Class II and Class III, with one class standing for election at the annual meeting of stockholders each year. A director elected by stockholders shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor is elected and qualifies, subject however, to prior death, resignation, retirement, disqualification or removal from office. Two Class II directors are to be elected at this year’s annual meeting. Their terms will expire upon the 2010 annual meeting. The nominees for director are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for each nominee for director listed below unless otherwise specified by the stockholder. In the event that a nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominee listed below and against any other nominee. Each nominee has agreed to serve as a director if elected and as of the date of this proxy statement the Board of Directors is not aware of any nominee who is unable to serve as director. The nominees listed below already serve as directors of NovaStar Financial.

The election to the Board of Directors of the nominees identified in the proxy statement will require a plurality of all of the votes cast at the annual meeting.

The Board of Directors unanimously recommends that stockholders vote “FOR” the nominees identified below:

Name	Position with NovaStar Financial, Inc.
W. Lance Anderson	Class II Director
Gregory T. Barmore	Class II Director

Nominees and Directors

Class I Directors – Terms Expiring 2009

Art N. Burtscher, age 56, has been a member of the Board of Directors since 2001. In 2000, Mr. Burtscher became Chairman of McCarthy Group Advisors, LLC, an Omaha, Nebraska asset management organization. From 1988 to 2000, Mr. Burtscher served as President and Chief Executive Officer of Great Western Bank in Omaha, Nebraska. Mr. Burtscher also serves on the Board of Directors of Great Western Bancorporation, Inc., an Omaha, Nebraska multi-bank holding company, and NIC Inc., an Overland Park, Kansas eGovernment service provider.

Edward W. Mehrer, age 68, has been a member of the Board of Directors since 1996. From November 2002 through June 2003, he served as Interim President & Chief Executive Officer of Cydex, a pharmaceutical company based in Overland Park, Kansas. From 1996 through December 2003, he served as Chief Financial Officer of Cydex. For approximately ten years and until December 1995, Mr. Mehrer was associated with Hoechst Marion Roussel, formerly Marion Merrell Dow, Inc., an international pharmaceutical company (Marion). From December 1991 to December 1995, he served as Executive Vice President and Chief Financial Officer and a director of Marion. Prior to joining Marion, Mr. Mehrer was a partner with the public accounting firm of Peat, Marwick, Mitchell & Co., a predecessor firm to KPMG LLP, in Kansas City, Missouri. Mr. Mehrer also serves on the Board of Directors of FBL Financial Group, Inc., a Des Moines, Iowa insurance company and MGI Pharma Inc., a Bloomington, Minnesota biopharmaceutical company.

Class II Nominees – Terms Expiring 2010

W. Lance Anderson, age 46, is a co-founder, President and Chief Operating Officer of NovaStar Financial, and has been a member of the Board of Directors since 1996. His primary responsibilities include directing the mortgage origination and servicing operations along with the non-financial support areas of human resources, information systems and legal. Prior to joining NovaStar, Mr. Anderson served as Executive Vice President of Dynex Capital, Inc., formerly Resource Mortgage Capital, Inc., a New York Stock Exchange listed real estate investment trust (Dynex). In addition, Mr. Anderson was President and Chief Executive Officer of Dynex’s single-family mortgage operation, Saxon Mortgage. Prior to joining NovaStar Financial, he had been at Dynex since October 1989.

Gregory T. Barmore, age 65, has served on the Board of Directors since 1996. He retired as Chairman of the Board of GE Capital Mortgage Corporation (GECMC), a subsidiary of General Electric Capital Corporation (GE Capital) headquartered in Raleigh, North Carolina in 1997. He was responsible for overseeing the strategic development of GECMC’s residential real estate-affiliated financial business, including mortgage insurance, mortgage services and mortgage funding. Prior to joining GECMC in 1986, Mr. Barmore was Chief Financial Officer of Employers Reinsurance Corporation (ERC), one of the nation’s largest property and casualty reinsurance companies and also a subsidiary of GE Capital. Mr. Barmore also serves as Chairman of the Board of Directors of ICO, Inc., a Houston, Texas based plastics products company.

Class III Directors – Terms Expiring 2008

Scott F. Hartman, age 47, is a co-founder, Chairman of the Board and Chief Executive Officer of NovaStar Financial, and has been a member of the Board of Directors since 1996. His primary responsibilities are to interact with the capital markets and oversee the portfolio of investments and the securitization of mortgage loan production. Mr. Hartman served from February 1995 to June 1996 as Executive Vice President of Dynex. His responsibilities while at Dynex included managing a $4 billion investment portfolio, overseeing the securitization of mortgage loans originated through Dynex’s mortgage operation and the administration of the securities issued by Dynex.

Donald M. Berman, age 55, was named to the Board of Directors in July of 2005. Since 1987 Mr. Berman has been the Chairman and Chief Executive Officer of CardWorks, L.P., a privately held consumer finance company based in Woodbury, New York. As Chief Executive Officer of CardWorks, Mr. Berman oversees two wholly owned subsidiaries: Cardholder Management Services, Inc. (CMS), based in Woodbury, New York, which was founded by Mr. Berman in 1987, and Merrick Bank, located in Salt Lake City, Utah, which was established by CMS in 1997. Mr. Berman has been a senior marketing executive with Eastern States Bankcard Association, a bankcard industry consultant and a Vice President in the Financial Institutions Division of Smith Barney.

Director Independence

A majority of the directors of the Board must meet the criteria for independence as established by the Board in accordance with the rules of the New York Stock Exchange (NYSE). The NYSE rules provide that a director will not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company. As permitted by the NYSE rules, the Board has adopted, upon recommendation from the Nominating and Corporate Governance Committee, a set of categorical standards to form the basis for the Board’s independence determinations. These Non-Management Director Independence Standards (the “Director Independence Standards”) are included as Appendix A to this proxy statement.

The Nominating and Corporate Governance Committee and the Board have evaluated the relationships between each nominee or director (and his or her immediate family members and related interests) and the Company and its subsidiaries. As a result of this evaluation, the Board has affirmatively determined, upon recommendation from the Nominating and Corporate Governance Committee, that each of the following nominees or directors has no material relationship with the Company and is independent under the Director Independence Standards and the NYSE rules: Gregory T. Barmore, Donald M. Berman, Art N. Burtscher and Edward W. Mehrer.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between the Board of Directors or officers responsible for compensation decisions and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Board Attendance and Annual Meeting Policy

During 2006, there were seven meetings of the Board of Directors. Each director participated in at least 75% of the meetings of the Board and the committees on which he served.

Independent directors are not expected to attend the annual meeting of stockholders. Art N. Burtscher, Edward W. Mehrer and Gregory T. Barmore each attended the 2006 meeting.

Board Committee Membership and Meetings

The Board of Directors has three committees, Audit, Nominating and Corporate Governance and Compensation. The Nominating and Corporate Governance Committee makes recommendations to the Board concerning committee memberships and appointment of chairpersons for each committee, and the Board appoints the members and chairpersons of each committee. Descriptions of the committees are provided below. These descriptions are qualified in their entirety by the full text of the written committee charters that may be found on the Company’s website as described below.

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Audit Committee. The Audit Committee of the Board of Directors consists of four directors, all of whom are independent under the Director Independence Standards, NYSE rules and other SEC rules and regulations applicable to audit committees. The following directors are currently members of the Audit Committee: Gregory T. Barmore, Donald M. Berman, Art N. Burtscher and Edward M. Mehrer, who serves as the chairman. The Board of Directors has determined that Edward W. Mehrer qualifies as an audit committee financial expert, as such term is defined by Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act. During 2006, the Audit Committee met six times.

The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibility relating to: (i) the integrity of the Company’s financial statements and financial reporting process and its system of internal accounting and financial controls, (ii) the performance of the internal audit function, (iii) the performance of the independent auditors, which would include an evaluation of the independent auditor’s qualifications and independence, (iv) the Company’s compliance with legal and regulatory requirements, including disclosure controls and procedures, and (v) the preparation of an Audit Committee report to be included in the Company’s annual proxy statement.

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Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee of the Board of Directors consists of four directors, all of whom are independent under the Director Independence Standards and NYSE rules. The following directors are currently members of the Nominating and Corporate Governance Committee: Gregory T. Barmore, Donald T. Berman, Art N. Burtscher and Edward M. Mehrer, with Mr. Burtscher serving as the chairman. During 2006, the Nominating and Corporate Governance Committee met four times.

The purpose of the Nominating & Corporate Governance Committee is to: (i) identify individuals qualified to become Board members, consistent with the criteria established by the Board, (ii) recommend to the Board the director nominees for the next annual meeting of stockholders, (iii) leading the Board in the annual review of the Board’s performance and the review of management’s performance, and (iv) shape the corporate governance policies and practices including developing a set of corporate governance principles applicable to the Company and recommending them to the Board.

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Compensation Committee. The Compensation Committee of the Board of Directors consists of four directors, all of whom are independent under the Director Independence Standards, NYSE rules and other SEC rules and regulations applicable to compensation committees. The following directors are currently members of the Compensation Committee: Gregory T. Barmore, Donald T. Berman, Art N. Burtscher and Edward M. Mehrer, with Mr. Barmore serving as the chairman. The Committee is scheduled to meet quarterly, and more frequently as circumstances dictate. During 2006, the Compensation Committee met four times.

The responsibilities of the Compensation Committee are set forth in its charter and include: (i) review and approve the goals, objectives and compensation structure for our Chief Executive Officer (CEO), President and senior management; (ii) review, approve; and recommend to the Board any new incentive-compensation and equity-based plans that are subject to Board approval; and (iii) approve the required disclosure on executive officer compensation for inclusion in the Company’s annual proxy statement and annual report on Form 10-K. The Compensation Committee also reviews and approves the compensation structure for the Board of Directors. The Compensation Committee may delegate certain of its authority to a subcommittee comprised of one or more members of the Compensation Committee.

Additional information regarding the Compensation Committee’s processes and procedures for considering and determining executive compensation are described in the Compensation Discussion and Analysis.

Corporate Governance Documents

The Company’s Corporate Governance Guidelines, Code of Conduct and charters of the Company’s Audit, Compensation and Nominating and Corporate Governance Committees may be obtained at the Corporate Governance section of the Company’s website, (www.novastarmortgage.com). The Company will also provide copies of these documents free of charge to any stockholder who sends a written request to: NovaStar Financial, Inc., Investor Relations, 8140 Ward Parkway, Suite 300, Kansas City, MO 64114.

Executive Sessions

Executive sessions of non-management directors are held at least three times a year. The sessions are scheduled and chaired by Mr. Burtscher, who is the Chair of the Nominating and Corporate Governance Committee. Any non-management director can request that an additional executive session be scheduled.

Communications with the Board

Individuals may communicate directly with any member of the Board of Directors or any individual chairman of a committee of the Board of Directors by writing directly to those individuals at the following address: NovaStar Financial, Inc., 8140 Ward Parkway, Suite 300, Kansas City, MO 64114. Communications that are intended for the non-management, independent directors generally should be marked to the attention of the Chair of the Nominating and Corporate Governance Committee. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate office unless the Company believes the communication may pose a security risk.

Consideration of Director Nominees by Stockholders

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board of Directors as described below.

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee intends to utilize a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee will regularly assess the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. Stockholder nominations should be addressed to: NovaStar Financial, Inc., 8140 Ward Parkway, Suite 300, Kansas City, MO 64114, attention Jeffrey D. Ayers, Corporate Secretary. The Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for the Board of Directors, following verification of the stockholder status of persons proposing candidates. If any materials are provided by a stockholder in connection with the nominating of a director candidate such material will be forwarded to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will also review materials provided by professional search firms or other parties. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.

Directors Minimum Qualifications

The Company considers candidates for the Board of Directors based upon several criteria, including their broad-based business and professional skills and experience, education, accounting and financial expertise, age, diversity, reputation, civic and community relationships, concern for the long-term interest of stockholders, personal integrity and judgment, and knowledge and experience in the mortgage banking industry. When evaluating nominees, the composition of the entire Board of Directors is taken into account including the need for a majority of independent directors. In addition the assessment of a candidate includes consideration of the number of public boards on which he or she serves because of the time requirements for duties and responsibilities associated with serving on the Board of Directors.

Director Nominee Recommendations

The Nominating and Corporate Governance Committee of the Board of Directors has approved the two candidates for inclusion on the proxy card. Both director nominees are standing for re-election to their positions as Directors of the Company.

Notwithstanding anything to the contrary set forth in any of NovaStar Financial’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report and Compensation Committee Report shall not be incorporated by reference into any such filings.

Audit Committee Report

The Audit Committee engages the independent auditors, reviews with the independent auditors the plans and results of any audits, reviews other professional services provided by the independent auditors, reviews the independence of the independent auditors, considers the range of audit and non-audit fees and reviews with management management’s evaluation of NovaStar Financial’s internal control structure. The Audit Committee is composed of four directors, each of whom is independent as defined by the listing standards of the New York Stock Exchange.

The Audit Committee has reviewed and discussed with management and the independent auditors NovaStar Financial’s audited financial statements for fiscal 2006. In addition, the Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Audit Committee has received from the independent auditors written disclosures and a letter concerning the independent auditors’ independence from NovaStar Financial, as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” These disclosures have been reviewed by the Committee and discussed with the independent auditors.

Based on these reviews and discussions, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2006 for filing with the Securities and Exchange Commission.

Audit Committee

Edward W. Mehrer, Chair

Gregory T. Barmore

Art N. Burtscher

Donald M. Berman

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section provides information regarding the compensation programs for our chief executive officer, chief financial officer and three other most highly compensated executive officers for 2006 (collectively our “named executives”). This section includes, among other things, the overall objectives of our compensation program, each element of compensation that we provide, and an explanation of the reasons for the compensation decisions we have made regarding the named executives.

Our named executives for 2006 were as follows:

Name	Title

Scott F. Hartman	Chairman of the Board and Chief Executive Officer

Gregory S. Metz	Senior Vice President and Chief Financial Officer

W. Lance Anderson	President and Chief Operating Officer

Michael L. Bamburg	Senior Vice President and Chief Investment Officer

David A. Pazgan	President and Chief Executive Officer of NovaStar Mortgage, Inc., a subsidiary of the Company

Overview of the Compensation Committee

The Compensation Committee (the “Committee”) of our Board of Directors has overall responsibility for evaluating and approving our executive officer compensation plans, policies and programs and making decisions regarding specific compensation to be paid or awarded to our named executives. In determining our named executives’ compensation for 2006, the Committee determined not to engage the services of an outside compensation consultant. In the future, the Committee may determine that the services of a compensation consultant are warranted and under its charter, the Committee has the authority to engage, to compensate and to terminate the services of an outside compensation consultant.

The Committee recognizes the importance of maintaining sound processes for the development and administration of compensation and benefit programs to enhance the Committee’s ability to effectively carry out its responsibilities. To that end, the Committee did the following during 2006:

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Established an annual calendar of key responsibilities, including reviewing compensation philosophy and program design, setting base salary, setting and monitoring performance objectives and short-term incentive awards, and granting long-term equity awards;

•	Reviewed our compensation philosophy and program to ensure its objectives and purpose are being accomplished; and

•	Reviewed all aspects of executive compensation by type and amount.

Objectives of Our Compensation Program

Philosophy

We believe that our growth and success is dependent, in large part, on our ability to attract and retain highly qualified executive officers. Toward that end, we have developed what we believe is a competitive executive compensation program, designed to reward executive officers over the short-term and long-term for achieving pre-established objectives and increasing stockholder value. To achieve these objectives, the Company utilizes a mix of compensation components including base salary, short-term incentive awards and long-term equity awards.

The compensation program is organized around the following fundamental principles:

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Provide Total Compensation Opportunities That Are Competitive: To enable us to attract, motivate and retain highly qualified executives that provide the leadership required to achieve our strategic goals, total compensation opportunities for each executive (base salary, short-term incentive awards and long-term equity awards) are targeted at levels to be competitive with similar positions at comparable companies in the financial services industry based on a review of publicly available data and compensation surveys.

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A Substantial Portion Of Total Compensation Should Be At Risk Because It Is Performance-Based: The Committee believes executives should be rewarded for their performance. As a result, in setting the compensation for the named executives, the Committee strives to establish a direct link between business results that drive stockholder value and individual performance and rewards. Consequently, a substantial portion of an executive’s total compensation is at risk, with amounts actually paid dependent on performance against pre-established objectives for the individual and the Company.

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A Substantial Portion of Total Compensation Should Be Delivered in the Form of Equity-Based Awards: The Committee believes an equity stake in the Company effectively aligns executive and stockholder interests and provides motivation for enhancing stockholder value. As a result, the Committee may award stock options, restricted stock, restricted stock units, performance shares and stock appreciation rights (as well as other awards paid in cash or equity). The Company does not currently maintain stock ownership requirements for its executive officers, as most of such officers have been with the Company for a number of years and own a significant amount of Company stock. The Company’s executive officers are subject to the Company’s Insider Trading and Disclosure Policy for Designated Insiders when purchasing or selling Company stock. In addition, common stock awarded pursuant to our short-term incentive plan is subject to transfer restrictions.

The Committee recognizes that recruiting new executives or retaining existing executives may involve individual negotiations with such individuals. Accordingly, the Committee may determine in a particular situation that it is in the best interests of the Company to negotiate a compensation package that deviates from the above described philosophies and the historical compensation provided to our executive officers.

Objectives of Each Component.

All of our named executives have the same elements of compensation: base salary, short-term incentive awards and long-term equity awards. Our base salary is designed to enable the named executive to receive a fixed amount of cash commiserate with his position and is designed to not only incent future performance but to recognize past performance and contributions.

Short-term incentive awards are in the form of annual cash awards and common stock awards subject to transfer restrictions, and are designed to support the near-term initiatives of the business and to position the Company for the future by focusing on annual goals, both financial and operational.

In 2006, long-term equity awards were granted in the form of stock option awards and restricted stock awards. Stock options are designed to reward performance that delivers stockholder value over a sustained period of time. All 2006 stock option awards vest equally over a four-year period. Restricted stock awards are designed as a retention device because the named executive receives equity based on the passage of time and continued employment and are not dependent on any performance criteria. All 2006 restricted stock awards vest 100% on the fifth anniversary of the date of grant.

Role of Executive Officers in Executive Compensation

The Committee reviews and approves annually all compensation decisions relating to our named executives. Management plays a significant role in the compensation process. Both Mr. Hartman, our chief executive officer, and Mr. Anderson, our president and chief operating officer, annually review the performance of the other named executives and recommend base salary levels, short-term incentive awards, long-term equity awards, and performance objectives for short-term incentive awards for these individuals for approval by the Committee. However, the Committee may approve compensation at levels above or below such recommendation and may modify the recommended performance objectives. Further, Messrs. Hartman and Anderson regularly present information to the Committee for discussion and approval relating to compensation and benefit plans, policies and programs. Our general counsel and director of human resources serve as the management liaison officers for the Committee. The human resources and legal departments also provide assistance to the Committee in connection with administration of the Committee’s responsibilities, such as setting meetings and assembling and distributing materials for Committee meetings. In addition, management assists the Committee by:

•

Providing information needed or requested by the Committee, such as performance against budget and objectives, historic compensation, compensation expense, and information regarding our compensation policies and programs; and

•	Providing input and advice regarding compensation programs and policies and their impact on the Company and its executives.

In setting their compensation, both Mr. Hartman and Mr. Anderson make recommendations to the Board regarding budgets and operating and strategic initiatives of the Company and their impact on and contribution to such initiatives. The Committee considers this information in setting the compensation of Messrs. Hartman and Anderson, but has ultimate authority to review the performance of, and to determine the base salary, short-term incentive awards and objectives and long-term equity awards for, Messrs. Hartman and Anderson.

Elements of Compensation

Our compensation program consists of the following key elements:

•	Base Salary

•	Short-Term Incentive Awards

•	Long-Term Equity Awards

The Committee targets the following general allocation of these elements as a percentage of total compensation:

Base Salary	Short-Term Incentive Awards	Long-Term Equity Awards
33 1/3%	33 1/3%	33 1/3%

The allocation was determined to provide a balance between the key components of the Company’s compensation program. Percentages of total compensation actually earned from each element will vary based on a number of factors, including performance against objectives and the value of equity awards upon any disposition of the underlying stock. The allocation for Mr. Metz in 2006 was 40% base salary, 40% short-term incentive awards and 20% long-term equity awards. The Committee set different allocations for Mr. Metz than for the other executives due to his limited ability to directly impact Company performance.

Base Salary.

Each of our named executives has an employment agreement which establishes a minimum level of base salary and provides for an annual review of base salary by the Committee. Base salary for these executives is generally reviewed by the Committee in the first quarter of each year and any increases are generally effective on the first pay date in February. In setting base salary, the Committee takes into consideration its overall goal for allocation of total compensation to this element, competitive pay practices in the financial services industry and the Committee’s assessment of individual performance relative to responsibilities and objectives for each named executive.

The base salaries for our named executives in 2006 did not increase over 2005. In reaching that decision, the Committee considered several factors including the Company’s 2005 financial performance and the Company’s desire to reduce costs in 2006.

Short-Term Incentive Awards

We provide short-term incentive awards pursuant to both the NovaStar Financial, Inc. Executive Bonus Plan (Amended and Restated January 1, 2006)(the “Executive Bonus Plan”), which was approved by our stockholders at the 2006 Annual Meeting of Stockholders, and the NovaStar Financial 2004 Incentive Stock Plan (including related award agreements) (the “Incentive Plan”), which was approved by our stockholders at the 2004 Annual Meeting of Stockholders. All of our named executives are eligible to receive short-term incentive awards. We believe that having annual incentives are necessary to having competitive compensation and believe that they align the interests of our named executives and our stockholders. The short-term incentive awards are designed to provide compensation to the named executives on an annual basis to the extent that Company-wide, business unit and individual goals are attained.

Short-term incentive awards are generally developed through the following process. First, management, including the named executives, develops the Company’s business objectives and determines how and to what extent each participant and his business unit contributes to those objectives. Messrs. Hartman and Anderson then develop preliminary recommendation for the Committee. Next, the Committee reviews management’s recommendations and the Committee establishes the final objectives, including those for Messrs. Hartman and Anderson. In establishing the final objectives, the Committee seeks to ensure that the incentives are consistent with the strategic goals set by the Board, that the goals are sufficiently ambitious so as to provide meaningful incentive and that incentive awards, assuming target levels of performance are attained, would be consistent with the overall compensation program established by the Committee.

Short-term incentive awards are paid in cash up to an amount equal to 100% of the named executive’s base salary and any amount in excess of 100% of the named executive’s base salary is paid in common stock, subject to transfer restrictions, with a value equal to such excess as of the date of grant. The named executives have voting and dividend rights with respect to the shares of common stock granted as short-term incentive awards. The Company pays target bonuses in cash to provide immediate compensation for the achievement of target performance objectives. Annual incentives earned in excess of target are paid in common stock with transfer restrictions to reward the named executives with a stock award that is fully vested and to promote retention of the common stock by the named executive to align their interests with those of our stockholders.

For 2006, each named executive’s short-term incentive opportunity was set so that the named executive could earn up to 200% of his base salary if certain individual and Company performance objectives were met. To calculate the amount of the award, the Committee assigned certain weights to the achievement of individual performance objectives. If an objective was satisfied, then the named executive was entitled to the percentage of his base salary allocated to that objective. In some instances, certain individual performance objectives were further weighted so that the amount of the award attributed to that objective could be adjusted upwards or downwards from target in a range of 50% to 200% based on the achievement of specific thresholds. Once the Committee determined the aggregate amount the named executive was entitled to receive based on the achievement of individual performance objectives, the Committee applied a multiplier percentage of 50%, 100% or 200% based on the Company’s overall performance to determine the named executive’s final award. Generally, the Committee sets the target levels for incentive opportunities such that the relative difficulty of achieving the target level is consistent from year to year.

An executive’s incentive award may be adjusted by adjusting the pre-established percentage allocation assigned to the particular individual performance objectives, subject to the limitations that the maximum incentive cannot exceed 200% of the executive’s base salary. In exercising this discretion, the Committee may consider various factors, including the executive’s and the Company’s overall performance. If the Company’s financial statements are restated or adjusted in the future in a manner that would have reduced the size of a prior incentive award, the Committee will consider that information when determining future compensation.

Individual Performance Objectives

Messrs. Hartman and Anderson. For 2006, the performance objectives for Messrs. Hartman and Anderson were identical and were set so that 90% of their short-term incentive award was based on achieving short-term objectives with the remaining 10% of the award based on efforts taken during the year to achieve long-term objectives. The short-term objectives were based upon the development and implementation of key components of the Company’s strategic plan and a reduction in the Company’s cost to originate loans in both the retail and wholesale markets, with individual components weighted between 10% and 40% of the target award. Certain of the short-term objectives were further weighted so that the Messrs. Hartman and Anderson would receive 50% to 200% of the amount allocated to that objective depending on the attainment of specific performance thresholds. The targets related to a reduction in the Company’s cost to originate loans were dependent on the Company reducing its cost to originate loans to between 1.60% to 2.25% of the amount of the loans. Cost to originate loans is a non-GAAP measure that is calculated from our mortgage lending segment’s general and administrative expenses. We add to that amount direct origination costs classified as reduction in gain on sale and premiums paid to brokers, net of fees collected. We then subtract any non-lending overhead costs from that amount to arrive a cost of loan production which is then divided by our loan production principal to arrive at a percentage cost to originate.

Mr. Metz. For 2006, the performance objectives for Mr. Metz were set so that 100% of his short-term incentive award was based on objectives relating to achievement of goals related to management of the financial department, the implementation of key components of the Company’s strategic plan, reduction in costs and leadership initiatives, with individual components weighted between 20% and 30% of the target award.

Mr. Bamburg. For 2006, the performance objectives for Mr. Bamburg were set so that 100% of his short-term incentive award was based on objectives relating to securitization and portfolio management initiatives, execution of the Company’s over-all business plan and development and implementation of key components of the Company’s strategic plan, with individual components weighted between 5% and 35% of the target award.

Mr. Pazgan. For 2006, the performance objectives for Mr. Pazgan were set so that 80% of his short-term incentive award was based on achieving quantitative objectives relating to a reduction in the cost to originate loans in both the retail and wholesale markets and wholesale loan production, with the remaining 20% of the award based on development and implementation of key components of the Company’s strategic plan. The quantitative objectives were further weighted so that Mr. Pazgan could receive 50% to 200% of the amount allocated to that objective depending on the attainment of specific performance thresholds. The targets related to a reduction in the Company’s cost to originate loans were dependent on the Company reducing its cost to originate loans to between 1.75% to 2.25% of the amount of the loans, which is calculated as described above under “Messrs. Hartman and Anderson.” The targets for wholesale loan production ranged between $7 billion to $11 billion.

Generally, the Committee sets the target level for costs to originate loans and wholesale loan production in alignment with the Company’s strategic plan and expectations regarding Company performance, including the specific circumstances facing the Company during the coming year.

Company Performance Objectives

Once the Committee determined the aggregate amount the named executive was entitled to receive based on the achievement of the individual performance objectives set forth above, the Committee then assessed the performance of the Company and compared the actual fiscal year results to pre-determined minimum, target and maximum levels for: earnings per share, return on equity and growth in net income available to common stockholders to determine a multiplier. This multiplier can increase or decrease the named executive’s short-term incentive award based on individual performance objectives; provided, that the multiplier percentage cannot be less than 50%. In addition, the named executive’s total short-term incentive award is capped at 200% of his base salary.

Generally, the Committee sets the target level for earnings per share, return on equity and growth in net income available to common stockholders targets in alignment with the Company’s strategic plan and expectations regarding Company performance. In making the annual determination of the minimum, target and maximum levels, the Committee may consider the specific circumstances facing the Company during the year. For 2006, earnings per share targets ranged from $3.00/share to $5.00/share; return on equity targets ranged from 12.5% to 25%; and growth in net income available to common stockholders ranged from 3.75% to 15%. For 2006, the Company only met the Company performance objective for target return on equity; therefore, the minimum multiplier percentage of 50% was applied to determine final awards.

In February 2007, the Committee met to evaluate the performance of the named executives against their respective objectives for 2006 and to determine their respective incentive awards for 2006 performance. The Committee consulted with Messrs. Hartman and Anderson regarding the performance of Messrs. Metz, Bamburg and Pazgan. The Committee, upon the recommendation of Messrs. Hartman and Anderson, increased the percentage allocation assigned to certain individual performance objectives of Messrs. Metz and Bamburg because these individuals exceeded the expectations established related to those objectives. For example, Mr. Metz exceeded expectations related to the management of the financial department and implementation of key components of the Company’s strategic plan by, among other things, implementing a controlled equity offering and handling tax and securitization aspects of the Company’s first collateralized debt obligation securitization. Mr. Bamburg exceeded expectations related to securitization and portfolio management initiatives, execution of the Company’s over-all business plan, and development and implementation of key components of the Company’s strategic plan by, among other things, structuring the Company’s first collateralized debt obligation securitization.

For 2006, the short-term incentive awards were as follows: Messrs. Hartman and Anderson – 74% of base salary; Mr. Metz – 66% of base salary; and Messrs. Bamburg and Pazgan – 76% of base salary. All awards were paid in cash.

Long-Term Equity Awards

The goal of our long-term equity awards is to maximize the Company’s performance over multiple years (generally four to five years). Long-term equity awards are made pursuant to the Nova Star Financial, Inc. Long-Term Incentive Plan and normally consist of stock options and restricted stock awards. The Committee may also grant stock awards for those years in which the Company’s performance is extraordinary or for other business purposes (including, for example, to address unique employee retention issues).

All equity-based awards are issued pursuant to the terms of the Incentive Plan. The Committee determines each year:

•	The number of shares to be awarded to each named executive;

•	The type of awards granted (e.g., stock options, restricted stock, etc.); and

•	Any performance or other conditions and limitations that may apply with respect to such awards.

In establishing award levels, the Committee does not consider the equity ownership levels of our named executives or prior equity awards, whether fully vested or not. It is the Committee’s belief that competitors who might try to hire away our named executives would not give credit for equity ownership in the Company and, accordingly, to remain competitive we do not give credit for that factor either. However, we recognize that Messrs. Hartman and Anderson have a substantial equity ownership in the Company that it would make it difficult for a competitor to recruit them. As a result, the Committee subjectively considered their equity ownership when it established their overall targeted compensation as discussed above. The Committee also uses certain additional factors to determine the amount of the long-term equity award, including the Company’s performance, the market price of the Company’s common stock, projected business needs, the projected impact of stockholder dilution, and the expense the Company will incur pursuant to Financial Accounting Standards Board Statement No. 123(R) (“SFAS 123(R)”), “Share-Based Payment.”

For 2006, the Committee determined the dollar amount of the long-term equity award that it wanted to provide to each named executive and then granted each named executive a number of stock options and a number of shares of restricted stock, each with a SFAS 123(R) value equal to 50% of the total equity award. For Messrs. Hartman, Anderson, Bamburg and Pazgan, the Committee determined to grant each equity awards in an amount equal to 100% of their base salary and determined to grant Mr. Metz equity awards equal to 50% of his base salary. The stock options vest in equal annual installments over a period of four years and the restricted stock vests 100% on the fifth anniversary of the date of grant. Further, the stock options and restricted stock are accompanied by dividend equivalent rights that entitle the named executives to receive dividends declared on the Company’s common stock to the same extent they would if they actually owned the common shares underlying the stock options and the restricted stock. Dividend equivalent rights on restricted stock are paid in cash at the time the Company pays dividends to its stockholders. Dividends equivalent rights on stock options are accrued and paid in cash upon vesting. In 2006, the Committee granted dividend equivalent rights on unvested stock options and restricted stock because historically a significant portion of the value of our common stock has been derived from dividend payments. This is due to our REIT structure, which requires us to distribute at least 90% of our taxable income, and to regularly issue common stock, both of which make it difficult for us to have significant increases in common stock value over time.

The Committee chose to award stock options because it believes that stock options directly align the named executive’s interests with stockholder interests because the named executive does not receive any benefit, beyond the receipt of dividends, unless the Company’s common stock price rises above the exercise price. Further, the Committee decided to have the options vest in equal increments over four years because it believed that such a vesting would encourage the named executives to operate the Company’s business with a long-term perspective and to remain with the Company.

The Committee chose to award restricted stock that vests 100% at the end of five years as a retention device. With time-vesting restricted stock, the receipt of the stock is dependent on the passage of time and the continued employment of the named executive and not any performance criteria. The named executives have additional incentive to remain with the Company because the restricted stock vests 100% on the fifth anniversary of the date of grant rather than vesting ratably over time. The Committee determined that five years was an appropriate period of time to incent the named executives to remain with the Company and align their interests with those of the stockholders.

Additional information regarding the stock option and restricted awards made to the named executive officers is found under the heading “Grants of Plan-Based Awards in Fiscal Year 2006” of this Proxy Statement.

Benefits

401(k), Health & Welfare Benefits. The named executives are generally entitled to participate in the Company’s employee benefit plans (including 401(k), health and welfare benefits) on the same basis as other employees. Our named executives are not eligible for matching contributions under the 401(k) plan, but instead receive their matching contributions under the NovaStar Mortgage, Inc. Deferred Compensation Plan, described below.

Perquisites and Other Benefits. The Committee annually reviews the perquisites that the named executives receive. The primary perquisites for our named executives are the reimbursement of up to $5,000 for financial planning expenses plus an amount equal to the taxes that the named executive has to pay on the reimbursement. The Committee believes that good financial planning by experts reduces the amount of time and attention that our named executives must spend on that topic and maximizes the net financial planning rewards to the employee of the compensation received from the Company. In addition, prior to the enactment of the Sarbanes-Oxley Act of 2002, the Company loaned Messrs. Hartman and Anderson certain amounts. See “Review and Approval of Transactions with Related Parties” for additional information.

The Compensation Committee does not view perquisites and other benefits as a significant element of our comprehensive compensation structure but it does believe that they can be used in conjunction with the key components of our compensation program to attract, motivate and retain individuals in a competitive environment.

Deferred Compensation Plan. We maintain the NovaStar Mortgage, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) for the purpose of providing eligible employees with an opportunity to save additional funds for retirement or other purposes. Participants in the Incentive Plan may also defer the receipt of stock awards. See “Nonqualified Deferred Compensation Narrative” for a description of the Deferred Compensation Plan and deferral under the Incentive Plan.

Relationship of Compensation Elements

In 2007, the Committee began using “tally sheets” to provide a summary of the compensation history of our named executives. These tally sheets included a two-year summary of base salary, annual short-term incentive awards and long-term equity awards.

Employment Agreements

The Board and the Committee generally believe that employment agreements are necessary to attract and retain a management team committed to the Company’s success. All of the named executives have written employment agreements with the Company that include severance and other provisions that protect the executive in case of his termination by the Company without cause or his resignation for good reason, including after a change in control of the Company, or due to termination resulting from his death or disability. We believe in providing reasonable severance benefits to employees. With respect to our named executives, these severance benefits reflect the fact that it may be difficult for the executive to find comparable employment within a short period of time. We believe that change in control provisions are critical because they allow management to remain focused on our stockholders’ best interests in the event a potential change in control situation.

See “Employment Agreements” after the Grants of Plan-Based Awards table and “Potential Payments upon Termination of Employment or Change in Control” for additional information regarding the employment agreements and benefits upon termination of employment.

Impact of Accounting and Tax Treatments

Section 162(m) of the Internal Revenue Code limits our ability to deduct annual compensation in excess of $1 million paid to any of the named executives. This limitation generally does not apply to compensation based on performance goals if certain requirements are met. It is the Committee’s position that in administering the “performance-based” portion of our executive compensation program, it will attempt to satisfy the requirements for deductibility under Section 162(m). However, the Committee believes that it needs to retain the flexibility to exercise its judgment in assessing an executive’s performance and that the total compensation system for executives should be managed in accordance with the objectives outlined in this discussion and in the overall best interests of our stockholders. Should the requirements for deductibility under Section 162(m) conflict with our executive compensation philosophy and objectives or with what the Committee believes to be in the best interests of the stockholders, the Committee may authorize compensation which is not fully deductible for any given year.

We adopted SFAS 123(R) in January of 2006, but we have been expensing stock options and restricted stock awards under the fair value method of SFAS 123 since 2003. Therefore, the adoption of SFAS 123(R), on January 1, 2006, did not have a material impact on our financial statements and its adoption did not have a material affect on the selection of forms of equity compensation.

Timing of Compensation Decisions

The Committee develops an annual agenda to assist it in fulfilling its responsibilities. Generally, in the first quarter of each year, the Committee:

•	Reviews prior year performance and authorizes the distribution of short-term incentive awards for the prior year;

•	Reviews and establishes base salary for the current year;

•	Establishes performance criteria for the short-term incentive awards for the current year; and

•	Authorizes long-term equity awards for the current year.

This timing has been selected as a result of a variety of tax considerations. In order to satisfy the deductibility requirements under Section 162(m) of the Internal Revenue Code, performance objectives must be established in the first 90 days of the performance period. For annual incentive awards, this means performance objectives must be established no later than the end of March. In addition, in order to avoid being considered deferred compensation under Section 409A of the Internal Revenue Code, incentive awards with respect to the prior year must be paid out prior to March 15.

We adopted an Equity Award Policy on February 12, 2007 governing the grant of equity awards. In general, equity awards may be granted only at a meeting of the Committee or the entire Board during the “Trading Window,” as defined in the Company’s Insider Trading and Disclosure Policy for Designated Insiders. The Trading Window for a particular quarter is open beginning on the second business day following an earnings release with respect to the prior quarter until the 15th day of the third month of the quarter. The exercise price (if applicable) of all equity awards will equal to the price at which the Company’s common stock was last sold on the NYSE on the grant date.

Annual incentive awards based upon 2006 performance were made on February 12, 2007. Grants of long-term equity awards for 2007 were made on March 14, 2007, in accordance with our Equity Award Policy. Grants of long-term equity awards for 2006 were made in February 2006 in accordance with our historic practice of granting equity awards at the first meeting of the Committee each year following the availability of the financial results for the prior year.

We, the Compensation Committee of the Board of Directors of NovaStar Financial, Inc., the “Company”, have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussion, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Compensation Committee:

Gregory T. Barmore – Chairperson

Art N. Burtscher

Edward W. Mehrer

Donald M. Berman

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation of our named executives during the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary (1) ($)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Scott F. Hartman Chief Executive Officer	2006	$642,735	$172,709	$269,896	$474,534	$37,783	$1,597,657

Gregory S. Metz Chief Financial Officer	2006	254,375	15,930	24,213	167,888	6,880	469,286

W. Lance Anderson President and Chief Operating Officer	2006	642,735	172,709	269,896	474,534	39,977	1,599,851

Michael L. Bamburg Chief Investment Officer	2006	397,107	90,309	137,438	300,000	2,848	927,702

David A. Pazgan Chief Executive Officer of NovaStar Mortgage, Inc.	2006	393,077	248,586	99,585	300,000	5,638	1,046,886

1.	Mr. Pazgan voluntarily deferred the receipt of $20,273 pursuant to the Deferred Compensation Plan. Information with respect to this deferral can be found in the Nonqualified Deferred Compensation table below.
2.	Represents the dollar amount recognized for financial reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123(R) (disregarding estimates of forfeitures). The stock awards column includes amounts for restricted stock granted in 2004, 2005 and 2006 and performance based restricted stock granted in 2004. The option awards column includes amounts for stock option awards granted in 2002, 2005 and 2006. See Note 20 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the assumptions used in calculating these amounts. For further information about awards made in 2006, see the Grants of Plan-Based Awards table below and “Compensation Discussion and Analysis – Long-Term Equity Awards.”
3.	Represents short-term incentive awards paid in 2007 for performance in 2006 under the Executive Bonus Plan. For further information about these awards, see the Grants of Plan-Based Awards table below and “Compensation Discussion and Analysis – Short-Term Incentive Awards.”
4.	All Other Compensation for the named executives is set forth in the following table.

Name	Forgiveness of Founders’ Notes ($) (A)	Company Contributions to Deferred Compensation Plans ($)	Tax Gross-ups ($) (B)	Insurance Premiums ($) (C)	Total All Other Compensation ($) (D)
Scott F. Hartman	$30,583	$5,000	$1,660	$540	$37,783
Gregory S. Metz	—	6,666	—	214	6,880
W. Lance Anderson	30,583	5,000	3,854	540	39,977
Michael L. Bamburg	—	—	2,512	336	2,848
David A. Pazgan	—	5,000	302	336	5,638

(A)	Represents forgiveness of principal under founders’ notes receivable. This amount does not include the forgiveness of capitalized interest as that amount is not reportable compensation for the named executive. See “Review and Approval of Transactions with Related Persons” for additional information.

(B)	The tax gross-ups for Messrs. Hartman and Anderson were paid on the forgiveness of founders’ notes receivable and a financial planning allowance received during fiscal year 2006. The tax gross-up for Mr. Bamburg was paid on a financial planning allowance received during fiscal year 2006. The tax gross-ups for Mr. Pazgan were paid on a financial planning allowance received during fiscal year 2006 as well as a reimbursement for travel by his spouse to attend a certain company function involving spouse participation.
(C)	Represents the dollar value of the insurance premiums paid by the Company with respect to life insurance for the benefit of the named executive.
(D)	The total value of all perquisites and other personal benefits did not exceed $10,000 for any named executive officer for fiscal year 2006 so the amounts have been excluded from the Summary Compensation Table.

Grants of Plan-Based Awards in Fiscal Year 2006

The following table sets forth the grants of plan-based awards to our named executives during the fiscal year ended December 31, 2006.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Name		Threshold ($)	Target ($)	Maximum ($)
Scott F. Hartman	2/8/2006				—		24,401	$31.21	$307,804
	2/8/2006				10,712	(2)	—	—	334,536
	2/24/2006				4,487	(6)	—	—	118,412
	—	$—	$642,735	$1,284,750

Gregory S. Metz	2/8/2006				—		4,829	31.21	60,915
	2/8/2006				2,120	(2)	—	—	66,208
	—	—	254,375	508,750

W. Lance Anderson	2/8/2006				—		24,401	31.21	307,804
	2/8/2006				10,712	(2)	—	—	334,536
	2/24/2006				4,487	(6)	—	—	118,412
	—	—	642,735	1,284,750

Michael L. Bamburg	2/8/2006				—		14,234	31.21	179,553
	2/8/2006				6,249	(2)	—	—	195,156
	2/24/2006				1,698	(6)			44,810
	—	—	400,000	800,000

David A. Pazgan	2/8/2006				—		12,908	31.21	162,827
	2/8/2006				5,667	(2)	—	—	176,980
	2/24/2006				513	(6)	—	—	13,538
	—	—	400,000	800,000

1.	These columns show the range of payouts available for 2006 performance under the Executive Bonus Plan and the Incentive Plan if the target or maximum performance objectives are satisfied, as described under “Compensation Discussion and Analysis – Short-Term Incentive Awards.” There is no minimum payout under the plans. The actual amount earned is reported in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”
2.	Represents a grant of restricted stock under the Incentive Plan, as described in “Compensation Discussion and Analysis – Long-Term Equity Awards,” which vests five years from the date of grant. Dividends will be paid on these shares at the same rate payable to common stockholders on dividend payment dates commencing from the date of grant until the forfeiture of the unvested restricted stock prior to February 11, 2011.

3.	Represents a grant of stock options under the Incentive Plan, as described in “Compensation Discussion and Analysis – Long-Term Equity Awards,” which vests in four equal annual installments. Dividends will be accrued and paid upon vesting on these options at the same rate payable to common stockholders on dividend payment dates commencing from the date of grant until the exercise or forfeiture of the stock option, or termination of the option on February 8, 2016.
4.	The exercise price of options granted in 2006 was the lesser of (1) the closing price of the Company’s common stock as reported in the Wall Street Journal on the business day preceding the date of the grant ($31.23), or (2) the average of the closing prices of the Company’s common stock on each day on which the stock was traded over a period of up to twenty trading days immediately prior to such date ($31.21). The closing market price of the Company’s common stock on the date of the grant was $30.92 per share, which was less than exercise price of the options granted.
5.	Represents the full grant date fair value under SFAS 123(R) of stock options and restricted stock granted in 2006. See Note 20 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the assumptions used in calculating these amounts.
6.	Represents a grant on 2/24/2006 as a result of 2005 annual incentive compensation exceeding target. The number of shares granted was determined by dividing the excess of the incentive compensation over target by the closing price of the Company’s common stock on the date before grant ($23.50). The shares are fully vested on the date of grant but are subject to transfer restrictions for a period of four years from the date of grant. This compensation was reported in the 2005 Summary Compensation Table.

Employment Agreements

NovaStar Financial has entered into an employment agreement with each of Mr. Hartman and Mr. Anderson. The term of the agreements automatically extends for one additional calendar year unless either party provides three months prior written notice to the other party.

NovaStar Financial has also entered into an employment agreement with each of Mr. Metz and Mr. Bamberg. NovaStar Mortgage Inc., a subsidiary of NovaStar Financial has entered into an employment agreement with Mr. Pazgan. None of these employment agreements provide for a specified term or period of employment. All the agreements generally provide for a minimum base salary, subject to increase by the Company, and eligibility for incentive opportunities and benefits pursuant to the Company’s benefit plans.

Pursuant to the terms of their employment agreements, our named executives are entitled to certain benefits upon termination of employment, including after a change in control. See “Potential Payments upon Termination of Employment or Change in Control” for a description of these benefits.

Outstanding Equity Awards at Fiscal Year-End 2006

The following table sets forth the outstanding stock options and stock awards for each of our named executives as of December 31, 2006.

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Scott F. Hartman	20,000	(1)	—		$7.16	12/19/2011	—	—	—		—
	37,500	(1)	—		12.22	12/18/2012	—	—	—		—
	3,465		10,395	(2)	42.13	2/7/2015	—	—	—		—
	—		24,401	(3)	31.21	2/8/2016	—	—	—		—
	—		—		—	—	19,112	$509,335	4,400	(5)	$117,260

Gregory S. Metz	700		2,100	(2)	$42.13	2/7/2015	—	—	—		—
	—		4,829	(3)	31.21	2/8/2016	—	—	—		—
	—		—		—	—	3,020	$80,483	900	(5)	$23,985

W. Lance Anderson	20,000	(1)	—		$7.16	12/19/2011	—	—	—		—
	37,500	(1)	—		12.22	12/18/2012	—	—	—		—
	3,465		10,395	(2)	42.13	2/7/2015	—	—	—		—
	—		24,401	(3)	31.21	2/8/2016	—	—	—		—
	—		—		—	—	19,112	$509,335	4,400	(5)	$117,260

Michael L. Bamburg	1,518		4,557	(1)	$42.13	2/7/2015	—	—	—		—
	—		14,234	(3)	31.21	2/8/2016	—	—	—		—
	—		—		—	—	10,174	$271,137	1,925	(5)	$51,301

David A.Pazgan	1,425		4,275	(2)	$42.13	2/7/2015	—	—	—		—
	—		12,908	(3)	31.21	2/8/2016	—	—	—		—
	—		—		—	—	9,492	$252,962	26,825	(6)	$714,886
1.	For options that vested prior to January 1, 2005, a recipient is entitled to receive additional shares of Company common stock upon the exercise of the options as a result of dividend equivalent rights (“DERs”) that accrue at a rate equal to the number of shares underlying the option outstanding multiplied by 60% of the dividends paid on each share of common stock. The DERs convert to shares by dividing the dollar value of the DERs by the closing price of the Company’s common stock on the dividend payment date. At December 31, 2006, Messrs. Hartman and Anderson each were entitled to receive an additional 7,019 shares of stock upon exercise of their options with an expiration date of December 19, 2011 and an additional 7,028 shares of stock upon exercise of their options with an expiration date of December 18, 2012.
2.	Options will vest in 1/3 increments on February 7th of the years 2007-2009.
3.	Options will vest in 25% increments on February 8th of the years 2007-2010.

4.	The vesting dates of the shares of restricted stock held at fiscal-year end 2006 are as follows:

Name	Grant Date	Shares Outstanding	Vesting Schedule
Scott F. Hartman	1/28/2004	4,000	50% on 1/28/2007 and 50% on 1/28/2008
	2/7/2005	4,400	100% on 2/7/2015
	2/8/2006	10,712	100% on 2/8/2011

Gregory S. Metz	2/7/2005	900	100% on 2/7/2015
	2/8/2006	2,120	100% on 2/8/2011

W. Lance Anderson	1/28/2004	4,000	50% on 1/28/2007 and 50% on 1/28/2008
	2/7/2005	4,400	100% on 2/7/2015
	2/8/2006	10,712	100% on 2/8/2011

Michael L. Bamburg	1/28/2004	2,000	50% on 1/28/2007 and 50% on 1/28/2008
	2/7/2005	1,925	100% on 2/7/2015
	2/8/2006	6,249	100% on 2/8/2011

David A. Pazgan	1/28/2004	2,000	50% on 1/28/2007 and 50% on 1/28/2008
	2/7/2005	1,825	100% on 2/7/2015
	2/8/2006	5,667	100% on 2/8/2011

5.	Represents a grant of performance based restricted stock made on 2/7/2005. No shares of stock will be awarded unless NovaStar Financial attains a predetermined GAAP earnings target established by the Compensation Committee for one of the three fiscal years commencing with fiscal year 2005. Such target was not achieved for 2005 or 2006. If NovaStar Financial meets the performance target for 2007, the shares will be awarded and will vest at 50% on the first anniversary after the date of the award and 50% on the second anniversary of the date of the award. No shares will be awarded if the performance target is not met. The number of shares awarded will be the same whether the target is met or exceeded. At this time, we do not anticipate that the target will be met for 2007.
6.	Represents 1,825 shares of performance based restricted stock granted on 2/7/2005, which is described in footnote 5, and a grant of performance based restricted stock on 11/10/2004. Pursuant to the November 2004 grant, the Company will issue between 25,000 and 100,000 shares of restricted stock if certain performance targets based on wholesale nonconforming origination volume are achieved within a five-year period from the date of the grant. The shares will vest equally over four years from the date awarded. Such targets were not achieved for 2005 or 2006. The number of shares that will be awarded if the threshold performance targets are achieved is 25,000. No shares will be awarded if the performance targets are not met. The number of shares awarded will be the same whether the target is met or exceeded. At this time, we do not anticipate that the targets will be met for 2007.
7.	The closing market price of the Company’s common stock on December 29, 2006 was $26.65.

Option Exercises and Stock Vested in Fiscal Year 2006

The following table sets forth the details of each exercise of stock options and each vesting of stock awards for each of our named executives for the fiscal year ended December 31, 2006.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Scott F. Hartman	—	—	9,841	(1)	$281,132	(2)
Gregory S. Metz	—	—	—		—
W. Lance Anderson	—	—	9,841	(1)	281,132	(2)
Michael L. Bamburg	12,500	$206,000	2,698	(3)	76,270	(4)
David A. Pazgan	8,500	226,035	1,513	(5)	44,998	(6)
1.	Includes 3,354 DERs converted to common stock in 2006 that are attached to vested and exercisable stock options, 4,487 shares of restricted stock granted on 2/24/06 related to 2005 annual incentive compensation, and 2,000 shares of restricted stock that vested on 1/28/2006. Messrs. Hartman and Anderson elected to voluntarily defer receipt of the full amount of their restricted stock that vested on 1/28/2006 under the Incentive Plan.
2.	Includes $99,800 in value realized upon DERs converting to common stock in 2006 on the dividend payment dates, $118,412 in value realized on the 4,487 shares of restricted stock granted on 2/24/2006 based on a closing market price of the Company’s common stock on that date of $26.39, and $62,920 in value realized on the 2,000 shares of restricted stock that vested on 1/28/06 based on the closing market price of the Company’s stock on that date of $31.46.
3.	Includes 1,698 shares of restricted stock granted on 2/24/06 related to 2005 annual incentive compensation, and 1,000 shares of restricted stock that vested on 1/28/2006.
4.	Includes $44,810 in value realized on the 1,698 shares of restricted stock granted on 2/24/2006 based on a closing market price of the Company’s common stock on that date of $26.39 and $31,460 in value realized on the 1,000 shares of restricted stock that vested on 1/28/06 based on the closing market price of the Company’s stock on that date of $31.46.
5.	Includes 513 shares of restricted stock granted on 2/24/06 related to 2005 annual incentive compensation, and 1,000 shares of restricted stock that vested on 1/28/2006.
6.	Includes $13,538 in value realized on the 513 shares of restricted stock granted on 2/24/2006 based on a closing market price of the Company’s common stock on that date of $26.39 and $31,460 in value realized on the 1,000 shares of restricted stock that vested on 1/28/06 based on the closing market price of the Company’s stock on that date of $31.46.

Nonqualified Deferred Compensation in Fiscal 2006

The following table sets forth the details on the nonqualified deferred compensation plan contributions, earnings and balances for each of our named executives during the fiscal year ended December 31, 2006.

Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)(4)	Aggregate Balance at Last FYE ($)
Scott F. Hartman	$181,332	(1)	$5,000	$1,368,633	$9,959,742
Gregory S. Metz	—		6,666	844	16,510
W. Lance Anderson	181,332	(1)	5,000	711,381	5,786,549
Michael L. Bamburg	44,810	(2)	—	296,154	2,241,006
David A. Pazgan	20,273		5,000	27,494	257,899
1.	Reflects a voluntary deferral of restricted stock that vested on 1/28/2006 under the Incentive Plan and a voluntary deferral of stock granted on 2/24/2006 related to 2005 incentive compensation. These amounts are not included in the 2006 Summary Compensation Table because they relate to restricted stock granted prior to 2006 and incentive compensation earned in 2005.
2.	Reflects a voluntary deferral of stock granted on 2/24/2006 related to 2005 incentive compensation. This amount is not included in the 2006 Summary Compensation Table because they relate to incentive compensation earned in 2005.
3.	Reflects Company matches to the Deferred Compensation Plan included in the All Other Compensation column of the Summary Compensation Table.
4.	Aggregate earnings in 2006 consists of earnings on investments within the Deferred Compensation Plan and earnings on stock awards that have been deferred under the Incentive Plan, including dividends on any Company stock, and are not above-market or preferential.

Nonqualified Deferred Compensation Narrative

The Deferred Compensation Plan is designed as a voluntary, non-tax qualified, unfunded, deferred compensation plan for the benefit of a select group of management and highly compensated employees. Eligible employees may defer between 1% and 75% of their base salary and 100% of any incentive compensation. Participants in the Incentive Plan may defer up to 100% of any restricted stock that vests each plan year. To be eligible for a base salary deferral, the participant must elect to contribute the maximum to the NovaStar 401(k) plan each year. The participant also must also meet the election deadlines set out in the Deferred Compensation Plan for each of his deferrals to be effective. We have the discretion to make a contribution to the Deferred Compensation Plan on behalf of each participant, including a contribution equal to the matching contribution that we would have made if the participant had deferred the amounts to our qualified section 401(k) plan without regard to the otherwise applicable IRS limits.

A participant’s deferrals and related earnings will be 100% vested at all times. Company contributions vest 25% per year of service and are fully vested after four years of service. All of the named executives, except Mr. Metz, have been employed by the Company for more than four years and, therefore, are fully vested in all previous and future Company contributions to the Deferred Compensation Plan.

The participant may select from among a number of investment alternatives under the Deferred Compensation Plan, including an investment in our common stock, to measure the investment earnings on his deferrals. These investment alternatives were selected by the Company’s Retirement Committee. The participant may request a change in the asset allocation of his account balance or future deferral under the Deferred Compensation Plan at any time; provided, that once a participant elects to invest a certain amount in the investment alternative based on the value of our common stock, the participant cannot change that election with respect to that amount.

Generally, participants who separate from service with the Company prior to retirement (age 65 or age 55 with 10 years of service) will receive their entire account balance in a single lump sum. Participants who separate from service with the Company after attaining retirement age will receive their entire account balance in either a single lump sum or in installments of 5, 10 or 15 annual payments. A participant may also elect to receive the full vested amount or a portion of their account prior to termination of employment for planned events or for unplanned events such as financial hardship or disability. See “Potential Payments upon Termination of Employment or Change in Control” for a description the amounts payable to the named executives upon termination of employment, including after a change in control.

Potential Payments upon Termination of Employment or Change in Control

The tables below reflect the amount of compensation and other benefits to which the named executives would be entitled under their respective employment and award agreements and compensation arrangements if their employment had terminated on December 31, 2006, given their compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits currently available to the executives, including exercisable stock options and vested amounts of deferred compensation, as well as benefits generally available to all salaried employees, such as amounts accrued and vested through the Company’s retirement plans, payout of any accrued salary and vacation, and health benefits under COBRA (collectively, the “Pre-Termination Benefits”). Named executives are entitled to receive the Pre-Termination Benefits regardless of the manner in which their employment is terminated.

The actual amounts of benefits to which the named executives are entitled upon termination of employment can only be determined at the time of such executive’s separation from the Company. Due to a number of factors that affect the nature and amount of any benefits provided, the actual amounts may be higher or lower than described below. Factors that could affect these amounts include the timing during the year of termination and the Company’s stock price at such time. In addition, in connection with any actual termination of employment, the Company may determine to enter into an agreement, or to establish an arrangement with, a departing executive to provide benefits in addition to, or to alter the terms of, the benefits described below.

Employment and Equity Award Agreements

The Company or its subsidiaries has entered into employment agreements and equity award agreements with each of the named executives that provide the named executives with certain benefits in the event of termination by the Company without “cause” or by the executive for “good reason,” including after a “change in control”, or termination as a result of death or disability. Each of these agreements, as amended, is included as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC.

For purposes of the employment agreements with Messrs. Hartman and Anderson, the following definition applies:

“Cause” means the occurrence of:

•

acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of the executive in respect of his fiduciary obligations or otherwise relating to the business of the Company;

•	the executive’s material breach of the employment agreement; or

•	the executive’s conviction or entry of a plea of nolo contendre for fraud, misappropriation or embezzlement.

For purposes of the employment agreements with Messrs. Metz, Bamburg and Pazgan, the following definition applies:

“Cause” means the existence of or a belief by the Company in the existence of facts which constitute a basis for termination of executive’s employment in view of relevant factors and circumstances, which may include, but are not limited to, executive’s duties, responsibilities, conduct on the job or otherwise, job performance, and employment record. Acts or omissions which could constitute a basis for termination for Cause include, but are not limited to:

•	breach of any of the terms of the employment agreement;

•

failure to perform duties in accordance with the standards from time to time established by the Company or conduct which the Company determines may impair or tend to impair the integrity of the Company, including but not limited to: insubordination; gross misconduct; theft, misappropriation or embezzlement; dishonesty; neglect in performance of or failure to attend to the performance of duties; executive’s breach of fiduciary duty; and any inaccurate, incomplete, or misleading oral or written statements made by the executive at any time, including but not limited to, any such statements in interviews, resumes, curriculum vitae, job application, or other related oral or written communications; or

•	any act or omission, which is inconsistent with the business interests of the Company.

For purposes of the employment agreements with each of the named executives, the following definitions apply:

“Change in control” shall be deemed to have occurred if any of the conditions set forth below shall have been satisfied:

•

any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company; any trustee or other fiduciary holding securities under an executive benefit plan of the Company; or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company), is or becomes the “beneficial owner” (as defined by Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Company (not including securities beneficially owned by such person, any securities acquired directly from the Company or from a transferor in a transaction expressly approved or consented to by the Board of Directors) representing more than 25% of the combined voting power of the Company’s then outstanding securities;

•

the stockholders of the Company approve a merger or consolidation of the Company with another corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an executive benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company’s then outstanding securities;

•	the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; or

•

during any period of two consecutive years (not including any period prior to the execution of the employment agreement), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in three immediately preceding bulleted paragraphs), (i) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or (ii) whose election is to replace a person who ceases to be a director due to death, disability or age, cease for any reason to constitute a majority thereof.

“Good reason” means the occurrence, without the executive’s written consent, of any one or more of the following events:

•

a reduction in title and/or compensation of the executive or the assignment of duties to the executive not consistent with those of an executive of the Company, except in connection with the Company’s termination of the executive’s employment for Cause or as otherwise expressly contemplated in the employment agreement;

•

the Company’s material breach of any of the provisions of the employment agreement, including, but not limited to, a reduction by the Company in the executive’s base salary in effect as of the Effective Date, or a material change in the conditions of the executive’s employment; or

•

the relocation of the Company’s principal executive offices to a location more than fifty (50) miles from its location or the Company’s requiring the executive to be based anywhere other than the Company’s principal executive offices, except for requiring travel on the Company’s business to an extent substantially consistent with the executive’s duties hereunder.

The employment agreements and award equity award agreements for Messrs. Hartman and Anderson provide:

•

for the executive to receive, if the executive resigns for good reason or is terminated without cause after a change in control: an amount equal to three times such executive’s combined maximum base salary and actual bonus compensation for the preceding year, subject in each case to a maximum amount of 1% of the book equity value (exclusive of valuation adjustments) and a minimum of $360,000; and certain fringe benefits for up to two years after termination; provided, that the executive is prohibited for a period of one year following termination from competing with the Company or soliciting any Company employee to work for a competing business; and

•

absent a change in control, if the Company terminates the executive’s employment without cause, or if the executive resigns for good reason, the executive receives: an amount equal to such executive’s combined maximum base salary and actual bonus compensation for the preceding year, subject in each case to a maximum amount of 1% of book value (exclusive of valuation adjustments) and a minimum of $120,000; and certain fringe benefits for up to one year after termination.

The employment agreements and award equity award agreements for Messrs. Metz, Bamburg and Pazgan provide:

•

all unvested outstanding options and restricted stock granted to the executive shall immediately vest if the executive resigns for good reason or is terminated without cause after a change in control or if the employment is terminated due to the death of the executive;

•

for the executive to receive, if the executive resigns for good reason or is terminated without cause after a change in control, an amount equal to two times such executive’s combined current year base salary and actual bonus compensation for the preceding fiscal year, subject in each case to a maximum amount of 1% of the book equity value of the Company and a minimum of $500,000;

•

absent a change in control, if the Company terminates the executive’s employment without cause, or if the executive resigns for good reason, the executive and the Company shall immediately enter into a consulting agreement with a 12 month term pursuant to which the executive shall receive payment in an amount equal to the executive’s 12 months base salary in exchange for consulting services with respect to matters related to the executive’s job description during the course of his employment with the Company and the vesting period of stock options and restricted stock for the year in which the termination occurs will accelerate; provided, that the Company has the discretion to pay the executive his pro-rata share of incentive compensation for the year up to the termination date if the executive is terminated by the Company without cause; and

•

that the executive is prohibited from disclosing confidential information and, for a period of one year following termination, from competing with the Company, soliciting the Company’s employees or customers, or interfering with the Company’s business.

Excise tax gross-up. If a named executive resigns for good reason or is terminated without cause after a change in control, the executive may be subject to certain excise taxes under Section 280G of the Internal Revenue Code. The Company has agreed to reimburse the affected executives for those excise taxes as well as any income and excise taxes payable by the executive as a result of any reimbursements for the 280G excise taxes. For purposes of the 280G calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed a non-competition agreement.

Deferred Compensation

The named executives participate in deferred compensation plans that permit the deferral of salary, incentive compensation and stock awards. The last column of the Nonqualified Deferred Compensation table reports each named executive’s aggregate deferred compensation balance at December 31, 2006. The entire balance for Messrs. Hartman, Anderson, Bamburg and Pazgan is fully vested; therefore, they are entitled to receive the amount in their deferred compensation account in the event of termination of employment for any reason. In the event of termination by reason of death or disability, or by the Company without cause or by the executive for good reason following a change in control, the unvested portion of Mr. Metz’s deferred compensation account will immediately vest upon termination. See the narrative accompanying the Nonqualified Deferred Compensation table for additional information on deferred compensation.

If the named executives have a positive account balance or a current deferral election at the time of death, then his deferred compensation account will be increased by an amount equal to the lesser of 200% of the total amount of the executive’s voluntary deferrals less any prior distributions, or $2,000,000.

Termination of Employment by the Company Without Cause or Resignation for Good Reason

Name	Cash Severance		Incentive Pay (3)	Forgiveness of Founders’ Notes (4)	Accelerated Vesting of Options & Restricted Stock (5)	Continuation of Benefits (6)	Total
Scott F. Hartman	$1,404,376	(1)	$—	$276,711	$—	$11,575	$1,692,662
Gregory S. Metz	254,375	(2)	167,088	—	—	—	421,463
W. Lance Anderson	1,404,376	(1)	—	276,711	—	11,575	1,692,662
Michael L. Bamburg	397,107	(2)	300,000	—	—	—	697,107
David A. Pazgan	393,077	(2)	300,000	—	—	—	693,077
1.	The payment equals the executive’s 2006 base salary and 2005 annual incentive compensation. The payments will be paid in a single lump sum as soon as possible if the executive’s employment was terminated by the Company without cause. If the executive resigns for good reason, the payments will be paid six months following resignation.
2.	The payment represents the executive’s 2006 base salary, which the executive will receive in 12 equal monthly payments.
3.	Represents the executive’s 2006 annual incentive compensation, which the executive may receive in a lump sum within 30 days after termination at the discretion of the Company.
4.	Represents the outstanding balance of the founders’ notes as of December 31, 2006. See “Review and Approval of Transactions with Related Parties” for additional information.

5.	Under Messrs. Metz’s, Bamburg’s and Pazgan’s employment agreements, the vesting period will only accelerate for stock options and restricted stock that would vest in the year of termination. There is no accelerated vesting benefit included in the table because there were no outstanding stock options or restricted stock that were scheduled to vest in 2006.
6.	Represents life, disability, medical and dental insurance premiums that would be paid by the Company until the earlier of (1) the executive finding full-time employment or (ii) the expiration of one year. The cost of these premium payments is capped so that the cost to the Company will not exceed 200% of the cost of providing similar benefits to other members of senior management.

Termination of Employment by the Company Without Cause or Resignation for Good Reason After a Change in Control

Name	Cash Severance		Forgiveness of Founders’ Notes Receivable (3)	Accelerated Vesting of Options & Restricted Stock (4)	Continuation of Benefits (5)	Deferred Compensation (6)	Total (7)
Scott F. Hartman	$4,213,128	(1)	$276,711	$—	$23,150	$—	$4,512,990
Gregory S. Metz	969,168	(2)	—	80,483	—	4,500	1,053,151
W. Lance Anderson	4,213,128	(1)	276,711	—	23,150	—	4,512,990
Michael L. Bamburg	1,634,052	(2)	—	271,137	—	—	1,905,189
David A. Pazgan	1,493,354	(2)	—	252,962	—	—	1,746,316
1.	The payment equals three times the executive’s 2006 base salary and 2005 annual incentive compensation. The payments will be paid in a single lump sum as soon as possible if the executive’s employment was terminated by the Company without cause after a change in control. If the executive resigns for good reason after a change in control, the payments will be paid six months following resignation.
2.	The payment equals two times the executive’s 2006 base salary and annual incentive compensation. The payments will be paid in a single lump sum as soon as possible if the executive’s employment was terminated by the Company without cause after a change in control. If the executive resigns for good reason after a change in control, the payments will be paid six months following resignation.
3.	Represents the outstanding balance of the founders’ notes as of December 31, 2006. See “Review and Approval of Transactions with Related Parties” for additional information.
4.	Represents the market value of the unvested restricted stock as of December 31, 2006 that would become immediately vested and exercisable under Messrs. Metz’s, Bamburg’s and Pazgan’s employment agreements. There is no accelerated vesting benefit included in the table related to stock options for which vesting accelerates because the closing market price on December 29, 2006 (the last trading day of 2006) was less than the exercise price of the options.
5.	Represents life, disability, medical and dental insurance premiums that would be paid by the Company until the earlier of (1) the executive finding full-time employment or (ii) the expiration of two years. The cost of these premium payments is capped so that the cost to the Company will not exceed 200% of the cost of providing similar benefits to other members of senior management.
6.	Represents the dollar value of unvested Company contributions to Mr. Metz’s deferred compensation account the vesting of which will accelerate.
7.	There would not be any excise tax gross-ups from the severance payments calculated in the scenario presented. Excise tax gross-ups will be paid only if the severance payments and all other benefits payable constitute parachute payments within the meaning of Section 280G of the Internal Revenue Code and will be subject to excise tax imposed by Section 4999 of the Internal Revenue Code. Any amount excise tax gross-ups will be paid within the same timeframe, and in the same manner, as the other severance payments due for a change in control.

Termination of Employment due to Death

A termination of employment due to death does not entitle the named executive to any payments or benefits that are not available to salaried employees, except for the benefits outlined below. Any proceeds from life insurance would be payable from a third-party insurance carrier and are not obligations of the Company.

Name	Deferred Compensation		Forgiveness of Founders’ Notes Receivable(3)	Accelerated Vesting of Options & Restricted Stock(4)	Total
Scott F. Hartman	$2,000,000	(1)	$276,711	$—	$2,276,711
Gregory S. Metz	4,500	(2)	—	80,483	84,983
W. Lance Anderson	2,000,000	(1)	276,711	—	2,276,711
Michael L. Bamburg	1,769,857	(1)	—	271,137	2,040,994
David A. Pazgan	201,147	(1)	—	252,962	454,109
1.	See the discussion regarding the additional death benefit available under the Deferred Compensation Plan in the narrative preceding the tables for additional information.
2.	Represents the dollar value of unvested Company contributions to Mr. Metz’s deferred compensation account the vesting of which will accelerate.
3.	Represents the outstanding balance of the founders’ notes as of December 31, 2006. See “Review and Approval of Transactions with Related Parties” for additional information.
4.	Represents the market value of the unvested restricted stock as of December 31, 2006 that would become immediately vested and exercisable under Messrs. Metz’s, Bamburg’s and Pazgan’s employment agreements. There is no accelerated vesting benefit related to stock options included in the table because the closing market price on December 29, 2006 (the last trading day of 2006) was less than the exercise price of the accelerated options.

Termination of Employment due to Disability

A termination of employment due to disability does not entitle the named executive to any payments or benefits that are not available to salaried employees, except for the benefits outlined below. Any proceeds from disability insurance would be payable from a third-party insurance carrier and are not obligations of the Company.

Name	Deferred Compensation(1)	Forgiveness of Founders’ Notes Receivable(2)	Total
Scott F. Hartman	$—	$276,711	$276,711
Gregory S. Metz	4,500	—	4,500
W. Lance Anderson	—	276,711	276,711
Michael L. Bamburg	—	—	—
David A. Pazgan	—	—	—
1.	Represents the dollar value of unvested Company contributions to Mr. Metz’s deferred compensation account the vesting of which will accelerate.
2.	Represents the outstanding balance of the founders’ notes as of December 31, 2006. See “Review and Approval of Transactions with Related Parties” for additional information.

Director Compensation in Fiscal Year 2006

Pursuant to its 2005 Compensation Plan for Independent Directors, NovaStar Financial pays non-employee directors $35,000 per year plus $1,500 for each day of board or committee meetings attended. In addition, each independent director is granted (i) upon becoming a director, options to purchase that number of shares of NovaStar Financial common stock which has a fair market value of $100,000 at the time of the grant, exercisable in accordance with the Incentive Plan and subject to a four year vesting schedule, and (ii) on the day after each annual meeting of stockholders, fully vested options to purchase 5,000 shares of common stock, exercisable in accordance with the Incentive Plan. Finally, the chairperson of each of the Audit, Compensation and Nominating and Corporate Governance Committees is paid an annual retainer fee of $10,000, $5,000 and $5,000, respectively.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No director who is an employee of NovaStar Financial will receive separate compensation for services rendered as a director.

The following table sets forth the compensation for each of our directors for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Gregory T. Barmore	$55,000	$120,133	$175,133
Art N. Burtscher	56,500	117,751	174,251
Edward W. Mehrer	61,500	120,133	181,633
Donald M. Berman	50,000	82,549	132,549

1.	Represents the dollar amount recognized for financial reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123(R) (disregarding estimates of forfeitures), and includes amounts from stock option awards granted in 2002 through 2006. See Note 20 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the relevant assumptions used in calculating these amounts. The grant date fair value of the 2006 option awards for each director was $57,581. The aggregate number of option awards outstanding at December 31, 2006 for each director was; 30,000 for Mr. Barmore; 45,000 for Mr. Burtscher; 46,250 for Mr. Mehrer; and 12,863 for Mr. Berman.

SECURITIES OWNERSHIP

Beneficial Ownership of Common Stock by Directors, Management and Large Securityholders

The following table sets forth certain information known to NovaStar Financial with respect to the beneficial ownership of its common stock as of March 9, 2007 by (i) each person owning beneficially more than 5% of the Company’s outstanding shares of common stock, (ii) each director, (iii) the Named Executive Officers, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, the persons named below have, to the knowledge of NovaStar Financial, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

	Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner (#)	Shares	Percent
Dreman Value Management, LLC Harborside Financial Center, Plaza 10, Suite 800 Jersey City, New Jersey 07311 (1)	2,132,500	5.70%
Scott F. Hartman (2)	1,267,791	3.39%
W. Lance Anderson (3)	805,029	2.19%
Michael L. Bamburg (4)	419,596	1.12%
David A. Pazgan (5)	175,381	*
Edward W. Mehrer (6)	144,902	*
Gregory T. Barmore (7)	83,179	*
Art N. Burtscher (8)	70,009	*
Gregory S. Metz (9)	9,200	*
Donald M. Berman (10)	6,965	*
All directors and executive officers as a group (9 persons)	2,982,052	7.89%

#	The mailing address of each beneficial owner is 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114, unless otherwise shown.
*	Less than 1% of the shares of common stock outstanding.
(1)	Based on information contained in Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2007 by Dreman Value Management, LLC.
(2)	Consists of 1,122,040 shares of common stock held directly, 1,925 shares of common stock owned by his children; 35,650 shares of common stock held in the NovaStar Financial 401(k) Plan; 84,577 shares of common stock issuable pursuant to options exercisable within 60 days of March 9, 2007; 6,487 shares of common stock issuable from the Deferred Compensation Plan upon termination of service, or other payment event; 2,000 shares of restricted stock that vest on January 28, 2008; 10,712 shares of restricted stock that vest on February 8, 2011 as long as Mr. Hartman is still employed by the Company; and 4,400 shares of restricted stock that vest on February 7, 2015 as long as Mr. Hartman is still employed by the Company. Until vested, the shares of restricted stock are subject to forfeiture under certain conditions and may not be sold or otherwise transferred. Mr. Hartman has the right to receive dividends on and to vote the restricted shares.
(3)	Consists of 279,075 shares of common stock held directly; 436,382 shares of stock owned jointly with his spouse; 8,415 shares of common stock held in the NovaStar Financial 401(k) Plan; 57,558 shares of common stock issuable pursuant to options exercisable within 60 days of March 9, 2007; 6,487 shares of common stock issuable from the Deferred Compensation Plan upon termination of service, or other payment event; 2,000 shares of restricted stock that vest on January 28, 2008; 10,712 shares of restricted stock that vest on February 8, 2011 as long as Mr. Anderson is still employed by the Company; and 4,400 shares of restricted stock that vest on February 7, 2015 as long as Mr. Anderson is still employed by the Company. Until vested, the shares of restricted stock are subject to forfeiture under certain conditions and may not be sold or otherwise transferred. Mr. Anderson has the right to receive dividends on and to vote the restricted shares.

(4)	Consists of 387,951 shares of common stock owned directly; 3,502 shares of common stock owned by his spouse; 17,271 shares of common stock issuable pursuant to options exercisable within 60 days of March 9, 2007; 1,698 shares of common stock issuable from the Deferred Compensation Plan upon termination of service, or other payment event; 1,000 shares of restricted stock that vest on January 28, 2008; 6,249 shares of restricted stock that vest on February 8, 2011 as long as Mr. Bamburg is still employed by the Company; and 1,925 shares of restricted stock that vest on February 7, 2015 as long as Mr. Bamburg is still employed by the Company. Until vested, the shares of restricted stock are subject to forfeiture under certain conditions and may not be sold or otherwise transferred. Mr. Bamburg has the right to receive dividends on and to vote the restricted shares.
(5)	Consists of 156,669 shares of common stock held directly; 4,143 shares of common stock held in the NovaStar Financial 401(k) Plan; shares of common stock issuable pursuant to options exercisable within 60 days of March 9, 2007; 1,000 shares of restricted stock that vest on January 28, 2008; 5,667 shares of restricted stock that vest on February 8, 2011 as long as Mr. Pazgan is still employed by the Company; and 1,825 shares of restricted stock that vest on February 7, 2015 as long as Mr. Pazgan is still employed by the Company. Until vested, the shares of restricted stock are subject to forfeiture under certain conditions and may not be sold or otherwise transferred. Mr. Pazgan has the right to receive dividends on and to vote the restricted shares.
(6)	Consists of 68,069 shares of common stock held directly; 4,000 shares of common stock owned by his spouse; and 72,833 shares of common stock issuable pursuant to options exercisable within 60 days of March 9, 2007.
(7)	Consists of 50,691 shares of common stock held directly; and 32,488 shares of common stock issuable pursuant to options exercisable within 60 days of March 9, 2007.
(8)	Consists of 4,500 shares of common stock held directly and 72,833 shares of common stock issuable pursuant to options exercisable within 60 days of March 9, 2007.
(9)	Consists of 3,573 shares of common stock held directly; 2,607 shares of common stock issuable pursuant to options exercisable within 60 days of March 9, 2007; 2,120 shares of restricted stock that vest on February 8, 2011 as long as Mr. Metz is still employed by the Company; and 900 shares of restricted stock that vest on February 7, 2015 as long as Mr. Metz is still employed by the Company. Until vested, the shares of restricted stock are subject to forfeiture under certain conditions and may not be sold or otherwise transferred. Mr. Metz has the right to receive dividends on and to vote the restricted shares.
(10)	Consists entirely of shares of common stock issuable pursuant to options exercisable within 60 days of March 9, 2007.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers, and holders of more than 10% of NovaStar Financial’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Such officers, directors and 10% stockholders are required by SEC regulations to furnish NovaStar Financial with copies of all Section 16(a) forms they file. Based solely on its review of such forms furnished to it, or written representations from reporting persons that no Form 5s were required for such persons. [Information to come]

Management of NovaStar Financial

The executive officers of NovaStar Financial and their positions are as follows:

Name	Position With NovaStar Financial	Age

Scott F. Hartman	Chairman of the Board and Chief Executive Officer	47

W. Lance Anderson	Director, President and Chief Operating Officer	46

Michael L. Bamburg	Senior Vice President and Chief Investment Officer	44

Gregory S. Metz	Senior Vice President and Chief Financial Officer	51

David A. Pazgan	Chief Executive Officer of NovaStar Mortgage, Inc., a subsidiary of NovaStar Financial	36

Jeffrey D. Ayers	Senior Vice President, General Counsel and Corporate Secretary	46

Todd M. Phillips	Vice President, Treasurer and Controller (Chief Accounting Officer)	34

The executive officers serve at the discretion of the Board of Directors. Biographical information regarding Mr. Hartman and Mr. Anderson is provided in the “Nominee and Directors” section of this document. Biographical information regarding Mr. Bamburg, Mr. Metz, Mr. Pazgan, Mr. Ayers and Mr. Phillips is set forth below.

Michael L. Bamburg, age 44, became Senior Vice President and Chief Investment Officer of NovaStar Financial and NovaStar Mortgage, Inc., a subsidiary of NovaStar Financial, in February 1998. Mr. Bamburg is responsible for managing the portfolio of investments, interacting with the capital markets, overseeing the securitization of the mortgage loan production, and developing new business lines. Mr. Bamburg most recently served as a Principal of Smith Breeden Associates, a financial institution consulting and money management firm specializing in the evaluation and hedging of mortgage backed securities. Mr. Bamburg spent more than 11 years with Smith Breeden where he analyzed and traded mortgage- backed securities and consulted with various financial institutions regarding investments and asset/liability management issues. During the last 3 years with Smith Breeden, Mr. Bamburg spent most of his time marketing Smith Breeden’s money management products.

Gregory S. Metz, age 51, became Senior Vice President and Chief Financial Officer of NovaStar Financial in July 2004. From November 2002 to July 2004 Mr. Metz was Senior Vice President and Director of Corporate Tax for Union Planters Corporation, a NYSE-listed regional bank holding company located in Memphis, Tennessee. Prior to his work at Union Planters, Mr. Metz spent more than 15 years in public accounting, most recently from 1997 to 2002 as a partner with Ernst & Young LLP in Chicago.

David A. Pazgan, age 36, became Chief Executive Officer of NovaStar Mortgage, Inc., a subsidiary of NovaStar Financial, in January 2005. Mr. Pazgan is responsible for managing mortgage origination sales and operations for all channels. Mr. Pazgan has been with NovaStar Financial since 1997 and most recently held the position of Executive Vice President in which he was responsible for the wholesale and correspondent divisions. Mr. Pazgan has also held the positions of Senior Vice President of Wholesale East, Regional Vice President and Account Executive.

Jeffrey D. Ayers, age 46, became Senior Vice President, General Counsel and Corporate Secretary of NovaStar Financial in February 2005. From April 2003 to January 2005, Mr. Ayers was Vice President and Associate General Counsel with General Electric’s insurance subsidiary, Employers Reinsurance Corporation. From 1999 to 2002, Mr. Ayers was Senior Vice President, General Counsel and Corporate Secretary of Aquila Merchant Services, Inc. in Kansas City. From 1996 to 1999 Mr. Ayers was a partner with Blackwell Sanders Peper Martin, LLP in Kansas City and managing partner of its London, England office.

Todd M. Phillips, age 34, became Vice President, Treasurer and Controller (Chief Accounting Officer) of NovaStar Financial, in April 2006. As Chief Accounting Officer, Mr. Phillips is responsible for corporate accounting, including implementation of accounting policies and procedures and developing and implementing proper internal control over all financial recordkeeping. Mr. Phillips has been with the Company since 2002 and most recently held the position of Assistant Vice President and Assistant Treasurer. From February 1999 to September 2002, Mr. Phillips was a Senior Analyst with NovaMed Inc., a NASDAQ-listed company which specializes in owning and operating ambulatory surgery centers. From July 1995 to February 1999, Mr. Phillips was employed by KPMG LLP in Kansas City, Missouri, most recently as an Audit Senior.

Review and Approval of Transactions with Related Parties

In an action alleging violations of 16(b) of the Securities Exchange Act of 1934 against Gregory T. Barmore filed in federal court, the Company is advancing expenses and reasonable attorneys’ fees to Mr. Barmore subject to his undertaking to repay the amounts advanced if it is ultimately determined that the standard of conduct necessary for indemnification has not been met. Mr. Barmore has been advanced $5,148 during the fiscal year ended December 31, 2006 under this arrangement.

The Company has adopted a written policy that addresses the review, approval or ratification of any transaction, arrangement, or relationship or series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, between the Company and any related party, in which the aggregate amount involved is reasonably expected to exceed $120,000 in any calendar year. Under the policy, a related party of the Company includes:

•	Any executive officer, or any director or nominee for election as a director;

•	Any person who owns more than 5% of the Company’s voting securities;

•	Any immediate family member of any of the foregoing; or

•	Any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 10% beneficial ownership interest.

Under the policy, the Board reviews the material facts of any related party transaction and approves it prior to its occurrence. If advance approval is not feasible, then the Board will either ratify transaction at its next regularly scheduled meeting or the transaction will rescinded. In making its determination to approve or ratify any related party transaction, the Board may consider such factors as (i) the extent of the related party’s interest in the transaction, (ii) if applicable, the availability of other sources of comparable products or services, (iii) whether the terms of the transaction are no less favorable than terms generally available to Company in unaffiliated transactions under like circumstances, (iv) the benefit to the Company, and (v) the aggregate value of the transaction.

No director may engage in any Board discussion or approval of any related party transaction in which he or she is a related party; but that director is required to provide the Board with all material information reasonably requested concerning the transaction.

In conjunction with adopting this policy, the Board reviewed and approved any existing related party transactions.

Prior to the enactment of the Sarbanes-Oxley Act of 2002, the Audit and Compensation Committees of the Board of Directors approved a loan to Messrs. Hartman and Anderson in the aggregate principal amount of $1,393,208 pursuant to 10-year non-recourse, non-interest bearing promissory notes dated January 1, 2001. These transactions were executed to restructure previously issued promissory notes executed in favor of the Company by Mr. Hartman and Mr. Anderson. Each of Mr. Hartman and Anderson has pledged 144,444 shares of our common stock as security for the promissory notes. The notes are forgiven in equal annual installments in the aggregate amount of $139,321 over a 10-year period so long as the executive remains employed by the Company. In addition, the notes will be forgiven in the event of death, disability, a “change of control” of the Company, termination by the Company other than “for cause” or resignation by the executive for “good reason” as those terms are defined in each executive’s employment agreement. The aggregate balance of these notes was $696,604 as of January 1, 2006, which was the largest aggregate amount outstanding under the notes for the fiscal year ended December 31, 2006. As of March 15 2007, the aggregate amount outstanding under these notes was $522,453.

PROPOSAL 2 – APPROVAL OF A CHARTER AMENDMENT TO INCREASE THE

AUTHORIZED SHARES OF CAPITAL STOCK

NovaStar Financial stockholders are being asked to approve a proposal to amend NovaStar Financial’s Charter to increase the authorized shares of capital stock, $.01 per share, from 50,000,000 to 150,000,000 shares (the “Charter Amendment”). Our Board of Directors has approved this amendment, declared it advisable, and directed that it be submitted to our stockholders at this Annual Meeting. The text of the proposed Charter Amendment is set forth below:

As of February 28, 2007, there were 37,410,339 shares of common stock and 2,990,000 shares of Series C preferred stock issued and outstanding. In addition, there were 1,912,088, 2,347,610 and 2,000,000 shares of common stock currently reserved for issuance pursuant to the NovaStar Financial, Inc. 2004 Incentive Stock Plan, the Direct Stock Purchase and Dividend Reinvestment Plan and the Sales Agreement with Cantor Fitzgerald & Co., respectively. After taking into account shares currently reserved, NovaStar Financial has 3,339,963 authorized shares of capital stock available for issuance as of February 28, 2007 without adopting the Charter Amendment. The proposed amendment would increase the number of shares of capital stock that NovaStar Financial is authorized to issue by 100,000,000 shares. Initially, these shares will be classified as “common stock.” However, our Board of Directors in the future may classify and reclassify any unissued shares of capital stock with such rights and powers as it determines in its discretion, subject to Maryland law and the provisions of the Charter. These shares would be available for issuance from time to time to such persons and for such consideration as our Board of Directors may determine, without further action by the stockholders, except as may be required by Maryland law or the rules of the New York Stock Exchange. Our Board of Directors believes that an increase in the number of authorized shares of capital stock is necessary to provide the Company with additional flexibility to issue shares of capital stock to meet its future business needs.

Unless otherwise provided by our Board of Directors, holders of our capital stock are not entitled to preemptive rights. Accordingly, the issuance of additional shares of capital stock may have a dilutive effect on income from continuing operations available to common stockholders, book value per common share and voting power of those holding shares of capital stock at the time of issuance. In addition, the proposed Charter Amendment could have an anti-takeover effect, as additional shares of capital stock could be issued to dilute the stock ownership and voting power of, or increase the cost to, a person seeking to obtain control of the Company. This proposal to amend the Charter is not being proposed in response to any effort of which the Company is aware to accumulate capital stock or obtain control of the Company.

The approval of the Charter Amendment will require the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast at the annual meeting. If the Charter Amendment is approved by our stockholders, we intend to file Articles of Amendments containing the Charter Amendment with the State Department of Assessments and Taxation of Maryland as soon as practicable following such stockholder approval.

The Board unanimously recommends that the stockholders vote “FOR” the approval of the Charter Amendment.

PROPOSAL 3 – RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the accounting firm of Deloitte & Touche LLP to audit NovaStar Financial’s financial statements for, and otherwise act as NovaStar Financial’s independent registered public accounting firm with respect to, the year ending December 31, 2007. The Audit Committee’s selection of Deloitte & Touche LLP for the current fiscal year is being presented to stockholders for ratification at the annual meeting. To NovaStar Financial’s knowledge, neither Deloitte & Touche LLP nor any of its partners has any direct financial interest or any material indirect financial interest in NovaStar Financial, or acted since the inception of NovaStar Financial in the capacity of a promoter, underwriter, voting trustee, director, officer or employee of NovaStar Financial. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she has the desire to do so and will be available to respond to appropriate questions from stockholders.

The ratification of Deloitte & Touche LLP as the independent registered public accounting firm will require the affirmative vote of a majority of the votes cast at the annual meeting.

The Board of Directors recommends that the stockholders vote “FOR” ratifying the selection of Deloitte & Touche LLP as the independent registered public accounting firm.

Principal Accounting Firm Fees

In connection with the audit of the 2006 financial statements, the Company entered into an engagement agreement with Deloitte & Touche LLP which set forth the terms by which Deloitte & Touche LLP will perform audit services for the Company.

For the fiscal years ended December 31, 2006 and 2005 by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) billed NovaStar Financial for fees as follows:

	For the Fiscal Year Ended December 31,
	2006	2005
Audit fees (1)	$2,225,697	$1,876,200
Audit-related fees (2)	332,055	188,179

Total audit and audit-related fees	2,557,752	2,064,379
Tax fees (3)	172,429	265,744
All other fees (4)	—	—

Total	$2,730,181	$2,330,123

(1)	Audit fees consist principally of fees for the annual and quarterly reviews of the consolidated financial statements, the issuance of stand-alone financial statements of consolidated subsidiaries, compliance reporting regarding the servicing of mortgage loans and assistance with and review of documents filed with the SEC (including the issuance of consents and comfort letters).
(2)	Audit-related fees consist principally of fees for assistance in securitization transactions, employee benefit plan audits and research and consulting related to financial accounting and reporting matters.
(3)	Tax fees principally include assistance with statutory filing and income tax consultations and planning.
(4)	The Company generally does not engage Deloitte & Touche LLP for “other” services.

The Audit Committee has adopted a policy with respect to the pre-approval of all audit and non-audit services provided by the independent auditors. All fees paid to the independent auditors for fiscal years 2005 and 2006 were pre-approved in accordance with these policies.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which contains audited financial statements and financial statement schedules, may be obtained without charge by visiting the Company’s website at (www.novastarmortgage.com) or upon written request to Jeff Gentle, Director of Investor Relations, NovaStar Financial, Inc., 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114.

OTHER BUSINESS

The Board of Directors knows of no other matters which may be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their discretion.

STOCKHOLDER PROPOSALS OR NOMINATIONS – 2008 ANNUAL MEETING

Any stockholder proposal, including the nomination of a director, intended to be presented at the 2007 annual meeting of stockholders and included in the proxy statement and form proxy relating to such meeting, must be received at NovaStar Financial’s offices on or before December 4, 2007.

In addition, the NovaStar Financial bylaws provide that any stockholder wishing to bring any matter, including the nomination of a director, before an annual meeting must deliver notice to the Corporate Secretary of NovaStar Financial, Inc. at the Company’s principal executive offices on or before January 3, 2008.

The stockholder’s notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to servicing as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Company’s corporate books, and of such beneficial owner and (ii) the class and number of shares of the Company’s stock which are owned beneficially and of record by such stockholder and such beneficial owner.

You may contact the Secretary of NovaStar Financial, Inc. at the Company’s principal executive offices regarding the requirements for making stockholder proposals and nominating director candidates.

BY ORDER OF THE BOARD OF DIRECTORS

Scott F. Hartman
Chairman of the Board

Kansas City, Missouri

April [    ], 2007

APPENDIX A

NOVASTAR FINANCIAL, INC

Non-Management Director Independence Standards

Pursuant to the New York Stock Exchange listing standards and SEC audit committee requirements, our Board of Directors has adopted a formal set of Director Independence Standards with respect to the determination of director independence. To be considered “independent” for purposes of these standards, a director must be determined, by resolution of the Board as a whole, after due deliberation, to have no material relationship with the Company. In each case, the Board shall broadly consider all relevant facts and circumstances and shall apply the following standards:

1.	In no event will a director be considered “independent” if: (i) the director is, or has been within the preceding three years, an employee of the Company or any of its direct or indirect subsidiaries; (ii) an immediate family member of the director is, or has been within the preceding three years, an executive officer of the Company; (iii) the director or one of his immediate family members has received, during any twelve-month period within the last three years, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); (iv) the director is a current partner or a current employee of a firm that is the Company’s present or former internal or external auditor; (v) an immediate family member of the director is a current employee of the Company’s internal or external auditor and participates in such firm’s audit, assurance or tax compliance (but not tax planning) practice; (vi) the director or an immediate family member was within the preceding three years (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time; (vii) the director or an immediate family member, is or has been within the preceding three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or (viii) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

2.	Audit Committee members may not have any direct or indirect financial relationship whatsoever with the Company, or directly or indirectly receive any fees from the Company, including consulting and advisory fees, other than as directors. Audit committee members may receive directors’ fees, in the form of cash, stock, stock units, stock options or other in-kind consideration ordinarily available to directors, as well as regular benefits that other directors receive. In addition Audit Committee Members may not be an affiliated person of the Company or any of its subsidiaries.

3.	a. The following not for profit relationship will not be considered to be material relationships that would impair a director’s independence: if a director of the Company serves as an officer, director or trustee of a not for profit organization, and the Company’s discretionary charitable contributions to the organization, in the aggregate, are less than two percent or $1 million, whichever is greater, of that organization’s consolidated gross revenue.

b. A not for profit relationship in excess of the thresholds listed in (a) will be considered a material relationship that would impair a director’s independence until 3 years after falling below such threshold.

4.	For not for profit relationships not covered by the guidelines in paragraph 3, above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth in paragraphs 1 and 3, above. The Company will explain in the next proxy statement the basis for any board determination that a relationship is immaterial despite the fact that it does not meet the categorical standards of immateriality set forth in paragraph 3, above.

5.	The Company will not make any personal loans or extensions of credit to directors or executive officers except to the extent authorized by the law and the Corporate Governance Guidelines.

6.	To help maintain the independence of the Board, all directors are required to deal at arm’s length with the Company and its subsidiaries and to disclose circumstances material to the director that might be perceived as a conflict of interest.

A-1

NOVASTAR FINANCIAL, INC. 8140 WARD PARKWAY, SUITE 300 KANSAS CITY, MO 64114

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by NovaStar Financial, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NovaStar Financial, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:						NOVFN1	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
NOVASTAR FINANCIAL, INC.

The Board recommends a vote FOR the nominees identified below and FOR the listed proposals.
Vote on Directors					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the name of the nominee on the line below.
ITEM 1. TO ELECT AS DIRECTORS THE NOMINEES LISTED BELOW.
Nominees: W. Lance Anderson Gregory T. Barmore					☐	☐	☐

Vote on Proposals								For	Against	Abstain

ITEM 2. APPROVAL OF A CHARTER AMENDMENT TO INCREASE THE AUTHORIZED SHARES OF CAPITAL STOCK.								☐	☐	☐

ITEM 3. RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.								☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign and date this Proxy below and return in the enclosed envelope. Please sign exactly as the name appears on the stock certificate. If shares are registered in two names, both stockholders should sign this Proxy. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐
		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)				Date

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NOVASTAR FINANCIAL, INC. 8140 Ward Parkway, Suite 300 Kansas City, MO 64114

REVOCABLE PROXY

For Annual Meeting of Stockholders - May 4, 2007

This Proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of NovaStar Financial, Inc. (the “Company”) hereby appoints Jeffrey D. Ayers or Gregory S. Metz, and each of them, as attorneys and proxies, with full power of substitution to each, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Overland Park Hotel, 6100 College Boulevard, Overland Park, Kansas 66211 on Friday, May 4, 2007, at 11:30 a.m. Central Time, and at any and all postponements or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND FOR THE OTHER PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. AT THE PRESENT TIME THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be signed on other side.)